                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934


        Date of Report (Date of earliest Event reported) April 20, 2000


                        Physicians Resource Group, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                     1-13778                   76-0456864
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)            File Number)           Identification No.)

               14800 Landmark Blvd., Suite 500, Dallas, TX 75240
         (Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code (972) 892-7200

Item 5.  Other Events

     On April 20, 2000, Physicians Resource Group, Inc. (the "Company"), a debtor-in-possession, filed a monthly operating report for the period March 1, 2000 through March 31, 2000 with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Bankruptcy Court"), Case Number 00-30748-RCM.

     The Company's monthly operating reports for the periods from February 1, 2000 through February 29, 2000 and from March 1, 2000 through March 31, 2000 (collectively, the "Monthly Operating Reports") have been amended. The amended Monthly Operating Reports were filed with the Bankruptcy Court on May 3, 2000 and are filed as exhibits to this Current Report on Form 8-K. The Monthly Operating Reports were amended to reflect certain reclassifications of amounts included in the prepetition and postpetition components of the Monthly Operating Reports. As of March 31, 2000, the reclassifications resulted in an increase of approximately $675,000 over previously reported "Prepetition Owner's Equity," with no change in the previously reported "Total Liabilities and Owner's Equity."

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits:

          99.1 Amended Monthly Operating Report for February 1, 2000 through February 29, 2000
          99.2 Amended Monthly Operating Report for March 1, 2000 through March 31, 2000

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    PHYSICIANS RESOURCE GROUP, INC.

DATE: May 5, 2000                   By: /s/ Michael Yeary
          -                           ----------------------------------------
                                            Michael Yeary, President and
                                            Chief Restructuring Officer

                                       3